                                                                   EXHIBIT 10.23

                            OEM LICENSE AGREEMENT
                            ---------------------

          THIS AGREEMENT is entered into on this the 31st of July, 1996, by and
                                                     ----
between:

          Intergraph Corporation and its subsidiaries, distributors and affiliated companies
          Huntsville, Alabama 35894-0001
          (hereinafter referred to as "Licensee")

and

          Octopus Technologies, Inc.
          301 Oxford Valley Drive
          Suite 102A
          Yardley, Pennsylvania 19067
          (hereinafter referred to as "Licensor")



          WHEREAS Licensor is the owner of certain application software products, listed herein as Exhibit B, and

          WHEREAS Licensee is the developer and supplier of interactive graphics software, and

          WHEREAS Licensor has its software applications running on the WindowsNT/WindowsNT Server platform and would like to license its software to Licensee's customers, and

          WHEREAS Licensee is prepared to license Licensor's software to its customers in order to enhance the utility of its product offering.

                                  WITNESSETH:

          NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, LICENSEE AND LICENSOR DO HEREBY AGREE AS FOLLOWS:

1.  DEFINITIONS

          1.1 The term "Licensed Programs" shall mean the object code versions of the software and shall include any modifications or improvements thereof made by Licensor, and any other materials which are provided for use in connection with said object code. As delivered from Licensor, tile Licensed Programs package shall, at a minimum, include a software license agreement, product documentation, media and registration information.

          1.2 The term "Licensed Programs Source Code" shall mean the human-readable version of the Licensed Programs, including without limitation, associated flowcharts, algorithms comments and other written instructions and technical documentation.

          1.3 The term "use" shall include, without limitation, copying any portion of the Licensed Programs, including copying into a computer, or transmitting any portion or the Licensed Programs, including transmission to a computer for processing of the instructions or statements contained therein.

          1.4 The term "End User License" shall mean an agreement, in writing, between Licensor and the End User containing the operative terms set forth in Exhibit A hereto.

          1.5 The term "End User" shall mean any person or entity who has entered into an "End User License" as a licensee of Licensor.

2.  OWNERSHIP OF LICENSED PROGRAMS
    ------------------------------
          Licensee acknowledges and agrees that:

          (a) Title and all rights of ownership to the Licensed Programs, and all copies of all or any part thereof, are and remain with Licensor and possibly other parties ("Other Owners") to whom Licensor has obligations to protect such title and ownership rights;

          (b) Licensor has represented that the Licensed Programs are comprised of Licensor's and the Other Owner's trade secrets and proprietary information; and

          (c) Licensee will not lend, sell, lease, hypothecate, or otherwise dispose of the Licensed Programs except as expressly authorized by this Agreement.

3.  LICENSE
    -------

          3.1 Licensor hereby agrees to provide Licensee with five full Licensed Programs kits and also grants Licensee the right to make a total of thirty (30) copies of (lie Licensed Programs. Licensee agrees us (he aforementioned copies solely for demonstration, training and customer support usage. Licensee shall pay Licensor a fee (total) of $250 to cover the costs of (lie kits provided under this Section.

          3.1 As part of the demonstration to potential end users, Licensor shall provide a demonstration version of the Licensed Programs and this shall be on a fee-free basis. Licensee will be responsible for reproducing the end user demonstration product. All end user loans shall be limited to evaluation purposes and at the sole expense of Licensee, and copies used for productive purposes shall be specifically excluded from this provision.

          3.3 Licensor hereby grants to Licensee a personal non-exclusive and non-transferable license to grant End User Licenses.

          3.4 Licensor grants Licensee the right to license the Licensed Programs as an independent product or bundled with other products provided by Licensee to End Users.

          3.5 Licensee assures Licensor that it shall abide by and fully comply with the Export Administration Regulations issued by the U.S. Department of Commerce.

          3.6 At the request of Licensee, Licensor shall provide Licensee with all available Test Suites for the Licensed Programs and these Test Suites shall be provided at no additional charge.

4.  FEES AND REPORTS
    ----------------

          4.1 Licensee agrees to purchase Licensed Programs from Licensor in a kit format and act a minimum, the kit shall include: the Licensed Programs (2 floppy disks), Licensed Programs User Manuals, Software License Agreement, and Registration Information, and the kit costs shall be in accordance with Exhibit
B. Licensor does not agree to accept product returns. The United States Government requires us to maintain a minimum set of payment records; and in keeping with these requirements, Licensor must complete Exhibit C. Licensee cannot make payments to Licensor without the complete information required by Exhibit C. In the event Licensor does not complete Exhibit C on a timely basis, Licensee cannot be held liable for late payments.

          4.2 A fee is not payable for the transfer of the Licensed Programs from one End User to another End User, provided the first End User does not retain any portion of the Licensed Programs after such transfer, and that, prior to the transfer, the second End User has entered into an End User License. Additionally, a fee is not payable for the transfer or the Licensed Programs from one node to a second node provided that no portion of the Licensed Programs remains with the first node and the second node is properly licensed. This right shall also covers transfers to competing operating Systems on like hardware platforms.

          4.3 The End User will be granted a fee free right to move the Licensed Programs from one node to another within a Local Area Network (LAN).

          4.4 The fees referred to in Paragraphs 4.1 hereto do not include local, state or federal sales, use, excise, personal property or other similar taxes or duties, and any such taxes or duties shall be assumed and paid by Licensee. If Licensor shall pay such taxes or duties, Licensee shall reimburse Licensor within thirty (30) days of receiving a written request that it do so. Licensor's federal and state income and tangible property taxes, if any, shall remain (he sole responsibility of Licensor.

          4.5 Licensee agrees it shall maintain complete, clear and accurate records of each End User License granted.

          4.6 Within thirty (30) days after receipt and acceptance of the Licensed Programs, Licensee shall pay Licensor according to the kit costs referenced in Exhibit B. A 1.5% per month late penalty fee shall be paid by Licensee for late payments.

5.         TRAINING
           --------

          5.1 Licensor shall send act least one of its training personnel to Licensee's office in Huntsville, Alabama to present a training class on the Licensed Programs. Licensee shall be responsible for providing adequate classroom space and the required equipment. Licensor shall provide training personnel knowledgeable in the subject. The training dates and length of training sessions shall be as mutually agreed between the parties. Licensee shall provide Licensor's training personnel with airline tickets and for the duration of the training class, a company apartment.

6.        ACCEPTANCE
          ----------

          6.1 The Licensed Programs shall be considered acceptable when they can successfully execute all tests in Licensor's test suites, as set forth in Exhibit D, and also successfully execute tests that Licensee develops and delivers to Licensor on or before __________. The Licensed Programs must pass the acceptance tests prior to distribution.

           6.2 Upon receipt of the Licensed Programs Licensee shall evaluate whether such Licensed Programs successfully execute all applicable test suites. Licensee shall accept or reject such Licensed Programs, in writing, within twenty (20) business days after receipt of such Licensed Programs ("the Acceptance Period"). If Licensee fails to accept or reject such Licensed Programs in writing within the Acceptance Period, tile Licensed Programs shall be deemed to be accepted by Licensee. If Licensee rejects any Licensed Programs within the Acceptance Period, Licensee shall identify in writing and in detail the basis for the rejection, the relevant test suites upon which such rejection is based, and if known to Licensee, the specific software portion which Licensee asserts to be unacceptable with respect to the relevant test suites.

           6.3 If the Licensed Programs are deemed unacceptable to Licensee in accordance herewith, Licensor shall exercise its best efforts to correct all non-conformities and to redeliver the corrected Licensed Programs to Licensee within twenty (20) business days of a rejection in conformance with this Agreement.

          6.4 Upon acceptance of the Licensed Programs, Licensee shall provide Licensor with a written Acceptance Certification in the form attached hereto as Exhibit D. If Licensee does not reject the Licensed Programs in writing within the Acceptance Period, Licensee shall provide Licensor with a written Acceptance Certification for the Licensed Programs upon written request therefore by Licensor

           6.5 In the event that Licensor fails to deliver Licensed Programs to Licensee which) execute substantially all test suites as set forth herein, after two (2) attempts to correct the same non-conformity, Licensee may at its option terminate this Agreement. In the event of any such election to terminate, Licensee shall have no right to use or retain, and shall return to Licensor, all Licensed Programs and Deliverables as set forth in Section 8.1 hereof; and/or portions thereof (including any and all copies). If, on the initial release, this Agreement is terminated as defined above. Licensee shall be entitled to a full refund of any monies paid.

7.       END USERS
         ---------

Licensee agrees to take all reasonable steps (including terminating End User Licenses) to enforce the provisions of each End User License. In the event Licensor requests legal action be initiated against an End User for breach of the End User License and Licensee declines to initiate or continue such action, Licensee shall, upon Licensor's request, and at Licensor's expense, take all steps deemed necessary as mutually agreed by Licensor's and Licensee's counsel to permit Licensor to initiate and/or prosecute the action including, without limitation, to assign the cause of action to Licensor or permit Licensor to prosecute the action.

8.        DOCUMENTATION
          -------------

          8.1  Deliverables

          For each Licensed Programs release, Licensor shall deliver to Licensee five (5) sets of documentation, including subsequent documents and revisions, in human-readable form and one (1) set of documentation in Word or FrameMaker format. This documentation shall describe tile Licensed Programs' functional specifications and shall provide detailed reference information.

9.1       NONDISCLOSURE
          -------------

By virtue of this Agreement, each party may have access to information of the other party which is considered confidential and proprietary. For convenience, all such information will be called "Proprietary Information."

Proprietary Information shall include source code materials, if any, and all other information provided by either party in written or other tangible form and clearly marked as proprietary or confidential. Notwithstanding the foregoing, Proprietary Information shall not include information which a) is or becomes part of the public domain through no act or omission of the receiving party; b) was in the receiving party's lawful possession prior to the disclosure and had not been subject to limitations on disclosure; c) is lawfully disclosed hereafter to the receiving party by a third party who did not acquire the information directly or indirectly from the disclosing party; or d) is independently developed by the other party.

The parties agree, both during the term of this Agreement and for a period of three (3) years after termination or expiration of this Agreement, that all Proprietary Information owned solely by one party and disclosed to the other party shall remain solely the property of the disclosing party, and its confidentiality shall be maintained and protected by the other party with the same effort used to protect its own confidential information. Except to the extent required by this Agreement, both parties agree not to duplicate in any manner the other's Proprietary Information for any purpose other than the implementation of this Agreement. Nothing in this Agreement shall be construed to limit either party's right to independently develop software which is functionally similar to the other party's products, so long as proprietary information of the other party is not used in such development. Results of benchmark, performance, or timing tests involving Licensee's hardware and /or software platform and run by Licensor may not be disclosed unless Licensee consents to such disclosure in writing.

Licensee and Licensor shall not disclose the terms and conditions of this Agreement; provided however, that either party may disclose such terms and conditions (a) when required by law, and (b) to its professional advisors and financial professionals. For news release or public announcements regarding this Agreement, each party will obtain consent from the other party prior to publication. Such consent shall not be unreasonably withheld.

10.       MAINTENANCE AND SUPPORT
          -----------------------

          10.1 During the term of this Agreement, Licensee shall provide the first line of support to End Users and this shall consist of the following:

          a) Placing the Licensed Programs in Licensee's software delivery program and being responsible for distribution to Licensee's End Users.

          b) Entering into software maintenance contracts with Licensee's End Users.

          c)  Taking all initial support calls from Licensee's End Users.

          d) Consolidating problems/errors in the Licensed Programs and providing to Licensor.

          e)  Providing all fixes, patches and work-arounds to End Users.

          f) Providing Licensed Programs upgrades to End Users under maintenance contract with Licensee.

and

          g) Where upgrades are made available as separately purchasable items, selling upgrades licenses to existing End Users. Under this scenario, End Users will not necessarily he under a maintenance contract

          10.2 During the warranty period and as long as Licensee is under maintenance coverage, Licensor shall correct any program errors in the Licensed Programs brought to its attention with written, documented reports from Licensee, except those resulting from any alteration or misuse of the Licensed Programs.

          10.3 During the warranty period and as long as Licensee is under maintenance coverage Licensor shall make available to Licensee, any improvements to the Licensed Programs that are announced during that time period. As a minimum, Licensor shall make changes as necessary so the Licensed Programs shall remain current with the evolution of the target platform operating system and the required changes, if any, shall be made available, on a best efforts basis, within thirty (30) days of the operating systems commercial release.

          10.4 The annual maintenance fee shall be as stipulated in Exhibit B. Maintenance fee(s) shall be payable on the first anniversary of this Agreement and every year thereafter, during which this Agreement remains in force. Licensor agrees to provide a one (1) year warranty. The definition of "Maintenance" includes support and upgrades. Licensee retains the right to cancel the maintenance program.

          10.5  Program Errors shall be handled as follows:

          Upon Licensor's receipt of an error report from Licensee's designated technical contact, Licensor shall, on a best efforts basis, take corrective action so as to remedy the reported problems within the following time schedule:



Classification          Licensor's Remedy
--------------          -----------------

        First Level             Second Level            Final Level
        -----------             ---------------         -----------
X       16 hours*               Constant                Within 60**
                                effort until            days
                                relief provided

A       l6 hours*               8 days**                70 days**

B       48 hours*               l2 days                 l00 days**

C       l0 days**               N/A                     l50 days**

The bugs/errors are classified by Licensee and are as follows:

Classification
--------------

X       Fatal: errors preventing all useful work from being done.

A Severe Impact: errors which disable major functions from being performed.

B Degraded Operations: errors disabling only certain non- essential functions.

C       Minimal Impact: All other errors

If Licensor detects a problem that it is limited to the Intergraph) hardware platform, Licensee shall, on a best efforts basis, provide Licensor access to the required Intergraph hardware platform. Licensee will be responsible for expenses relating to hardware provision and travel, if any, of the Licensor personnel.

The remedies for each error classification at each, level specified above are:

Remedy Level
------------

First Level: Acknowledgment of receipt of error report with written confirmation delivered to Licensee during the next business day.

Second Level:Patch or work around, temporary fix, or update or major release, including applicable document changes.

Final Level: Official fix, update or major release, including applicable documentation changes.

* If received on a business day during the hours of 9:00 am to 5:00 pm, during Licensor's local time at its Yardley, Pennsylvania office, Monday through Friday, excluding Licensor observed holidays; otherwise, times commence on the next business day.

** A day is defined as a 24-hour period, regardless of whether work is scheduled during that period.

It is intended that Licensee and Licensor will work within the framework of the Maintenance and Support guidelines. In the event that an exceptional circumstance arises, the parties will discuss the circumstances and mutually agree on the correct course of action to take. Exceptions may include, but not be limited to, impossibility of Licensor to perform, severe impact on one of Licensee's major customers or potential sales, or availability of a more efficient approach.

          10.6 Licensor agrees to provide support, in addition to that specified herein, based upon Licensee's request, in an expeditious manner, and at charges to he paid by Licensee which shall not exceed those Licensor charges its most favored customer for similar services.

11.  WARRANTY
     --------

     11.1 Licensor warrants that the Licensed Programs, when properly installed and used by Licensee and end users, will substantially conform with the specifications in the related documentation in effect at the then current time.

     11.2  Licensor warrants each change made pursuant to 10.2 and 10.3

     11.3 In the event of any failure to meet specifications Licensee shall make necessary changes to conform to specifications at Licensee's expense asset forth in Section 10.

12.  PATENT OR COPYRIGHT INFRINGEMENT AND INDEMNITY
     ----------------------------------------------

     12.1 Licensor will defend, indemnify and hold harmless Licensee against a claim the Licensed Programs were created in part by violation of the protected trade secret of another or infringe a patent or copyright and will pay resulting costs, damages and attorney's fees provided that:

     (a) Licensee promptly notifies Licensor of the claim;

     (b) Licensee cooperates with Licensor in the defense; and

     (c) Licensor has sole control of the defense and all related settlement negotiations.

     12.2 If such claim occurs, or in Licensor's opinion is likely to occur, Licensee agrees to permit Licensor, at its option and expense, either to procure for Licensee the right to continue using the Licensed Programs or to replace or modify the same so that it becomes noninfringing.

     12.3 Licensor shall have no obligation to defend Licensee or pay costs, damages or attorney's tees for any claim based upon use of other than a current, unaltered release of the Licensed Programs if such infringement would have been avoided by the use of a current, unaltered release of the Licensed Programs.

     12.4 Licensor represents and warrants it is not aware the Licensed Programs were created in part by violation of the protected trade secret of another or that the Licensed Programs infringe any patent or copyright.

13.  TERM

This Agreement shall be valid for an initial three (3) year term and shall automatically renew for one (1) year periods thereafter.

14.  TERMINATION
     -----------

     14.1 Non-Renewal - Licensee shall have the right to terminate this Agreement as of the end of the initial term or any renewal term by providing written notice to Licensor prior to the expiration of the then current term.

     14.2 Mutual Consent - This Agreement may be terminated at any time by written agreement executed by both parties.

     14.3 Breach - If either party shall he in material breach of its obligations herein and shall have failed or been unable to remedy such breach within thirty (30) days after receipt of written notice from the other party specifying such breach, said other party may terminate this Agreement by giving written notice of termination, effective upon the date of its sending.

     14.4 Bankruptcy - If a receiver is appointed over the whole or part of the assets of either party, or if any petition is filed by or against either party initiating any bankruptcy reorganization proceeding or if either party makes an assignment for the benefit or creditors, or if any order is made or resolution is adopted for the dissolution of either party (unless such order or resolution is part of a scheme of recapitalization, merger or consolidation) then such party shall immediately notify the other party of such event, and the other party may terminate this Agreement by written notice thereof, effective upon the date of its sending.

     14.5 In the event of Licensor becoming bankrupt or insolvent, or by its own decision ceases to do business, if Licensor decides to stop support of the Licensed Programs, or if this Agreement is terminated due to default on the part of Licensor, Licensor shall deliver to Licensee the current version of the Licensed Programs' source code and any and all documentation related to such source code (including without limitation, all programmers materials and notes). Licensee shall also have a continuing right to use the source code in order to license and support the Licensed Programs to Licensee's customers, in its original form or as modified by Licensee. In the event source code is turned over to Licensee, the royalty fee for the first year shall be 50% of the royalty rate stipulated in Exhibit B and each year thereafter shall be royalty-free.

     14.6 Upon termination of this Agreement) at the end of its term, Licensee shall return to Licensor or destroy the Licensed Programs and all copies and portions thereof, in any form whatsoever, and shall erase from all computer, electronic, or other storage devices or otherwise destroy all images or copies of the Licensed Programs and all portions thereof except as required to provide continuing support of the then current End Users.

15. MISCELLANEOUS
    -------------

    15.1 All notices, requests and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and may be personally delivered, mailed or faxed to the party at its address which:

    1)  In the case of Licensor shall be

       Octopus Technologies Inc.
       301 Oxford Valley Road
       Suite 102A
       Yardley, Pennsylvania 19067
       Attention: Frank Serafin
                  -------------
       Phone: 215-321-8750
              ------------
       FAX: 215-321-8755
            ------------


    2)  In the case of Licensee shall be

       Intergraph Corporation
       Huntsville, Alabama 35894-0001
       Attention:  Manager, Third Party Software
       Phone:  (205)730-2000
       FAX:  (205)730-2620

    Any party may, by notice hereunder to all parties, designate a changed address for such party. Any notice, if mailed, properly addressed, postage prepaid, registered or certified mail or -any fax, on date of fax, if receipt verified by telephone, shall be deemed received on the registered date stamped on the certified mail receipt.

    15.2 The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any Paragraph or provision hereof. References in this Agreement to any Paragraph are to the applicable Paragraph or this Agreement.

    15.3 All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and legal representatives Neither party shall have the right to assign or otherwise transfer this Agreement or any rights or obligations hereunder without the express written consent of the other provided, however, that a successor in interest by merger, consolidation, operation of law, assignment, purchase, or otherwise, of the entire business of either party, shall acquire all interests of such party hereunder without the written consent of the other.

    15.4 This Agreement may be executed in any number or counterparts, each and all of which shall be deemed to be an original and all or which shall constitute together one and the same Agreement. Each and every person named a party hereto may execute this Agreement by signing any such counterpart.

    15.5 This Agreement shall be deemed to be a contract made under the laws of the State of Alabama and for all purposes it, plus any related or supplemental documents and notices, shall be construed in accordance with and governed by the laws of such state, conflict of law rules notwithstanding

    15.6 Wherever possible, each provision of this Agreement and each related document shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement or any related document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such related document.

    15.7 No failure on the part of either party to exercise any right, power or privilege under this Agreement, or under any instrument executed pursuant hereto, shall operate as a waiver. No single or partial exercise of any right, power or privilege shall preclude any other, or further exercise of any other right, power or privilege. All rights and remedies granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity. No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party charged with such waiver. No waiver shall be deemed a continuing waiver, or a waiver in respect of any breach or default whether similar or different in nature unless expressly so stated in writing.

    15.8 This Agreement cannot he, and shall not be deemed or construed to have been, modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by the parties hereto.

    15.9 Any dispute arising out of this Agreement or Amendments hereto which cannot be settled by Licensor and Licensee through friendly negotiations shall be settled, at the option of either party, by arbitration.

    If arbitration is chosen to settle the dispute, the arbitration shall be conducted by three arbitrators who are knowledgeable in the subject matter of this Agreement. Licensor and Licensee shall each choose one arbitrator and the two arbitrators shall choose a third arbitrator. The third arbitrator shall be an active attorney knowledgeable in the applicable laws of contract, rules of evidence and rules of procedure. Should the two arbitrators fail to agree upon a third arbitrator, the third arbitrator shall be chosen by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except as modified herein. The decision of the arbitration panel shall be final and binding, and the award so rendered shall he entered in any court having jurisdiction thereof. Licensor and Licensee shall each pay their own costs, expenses and attorneys' fees incurred during the arbitration process. For purposes of the arbitration, Licensee and Licensor agree to submit to the jurisdiction and venue of a mutually acceptable neutral location.

    Pending final disposition of any dispute under this Agreement, Licensor shall, at the option of the Licensee, proceed diligently with the performance of this Agreement.

    15.10 This Agreement supersedes all other quotation, proposal, prior agreements or representations, oral or written, and all other communications between the parties related to the subject matter of this Agreement, and same are merged herein.

    15.11 Neither party shall he liable for any failure to perform or observe any of its obligations under this Agreement for as long as and to the extent that such performance is prevented or hindered by any circumstances beyond its reasonable control. By way of example and not limitation, such causes may include acts of God or public enemies; labor disputes; ads of local, state, or national governments or public agencies; utility or communications failure; fire; flood; epidemics; riots; or strikes. The time for performance of any right or obligation delayed by such events will be postponed for a period equal to the delay.

    15.12 Due to security reasons, government agencies frequently require that source code be provided for all software products sold to the Government. When required, Licensor agrees to provide security only copies of the Licensed Programs source code to the government agency.

    15.13 The Licensor acknowledges he has read this Agreement, understands it, and agrees to be bound by its terms and conditions.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

INTERGRAPH CORPORATION                 OCTOPUS TECHNOLOGIES
----------------------                 --------------------

By:                                    By:
   ------------------------------         --------------------------

Name: Milton H. Legg                   Name: David Crocker
      --------------                         -------------
Title: Third Party Software            Title: President
       --------------------                   ---------
Date: July 31, 1996                    Date: July 31, 1996
      -------------                          -------------

                                   EXHIBIT A

                           Software License Agreement

                                   EXHIBIT B

A. LICENSED PROGRAMS
   -----------------

The Licensed Programs are listed below and are available on the listed platforms:

     1. Octopus Server with Auto Switch Over (ASO)
      A. Intergraph Intel Based Workstations And File Servers

As new applications become available, Licensee reserves the right to include the new products in time definition of Licensed Programs.


B. ROYALTIES
   ---------

Licensee shall pay Licensor a kit cost of $624 or 50% of the then current Licensor's U.S. list price. At contract execution, Licensee agrees to purchase, for resale fifty (50) copies of time Licensed Programs.

C.  MAINTENANCE
    -----------

Licensee agrees to pay Licensor a per unit annual maintenance fee of $100. This fee is applicable only for End User licenses under current full service maintenance coverage. End User licenses under maintenance coverage for less than the entire year shall be prorated to the Agreement anniversary date. All maintenance fees shall be payable on the anniversary date of this Agreement. Licensed Programs are provided with one free upgrade and ninety (90) days free support.

                                   EXHIBIT C

                    VENDOR REMITTANCE AND TAX IN FORMATION


ALL VENDORS:

Federal law requires us to obtain specific information from each vendor. Prior to payment of any monies due, the following must be completed. Vendors based outside the United States are requested to complete all applicable blanks.


REMITTANCE ADDRESS/CONTACT
--------------------------

Octopus Technologies
--------------------
Company Name

301 Oxford Valley Drive
-----------------------
Street Address

Suite 102A
-----------------
Suite/Room Number

Yardley, PA 19067
-----------------
City/State/Zip Code

Frank Serafin
------------------
Remittance Contact

215-321-8750
-------------------------------
Remittance Contact Phone Number

23-2714426
--------------------------
Federal Taxpayer ID Number
If you are doing business as an
individual, please list your
social security number.

Pennsylvania
----------------------
State of Incorporation

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                                   EXHIBIT D

                           ACCEPTANCE CERTIFICATION



Licensee hereby give notice to Licensor pursuant to Section 6.4 of the OEM License Agreement that the Licensed Programs identified in Exhibit B for
delivery on                         have been received and evaluated by time
           -------------------------
Licensee and that such Licensed Programs are hereby accepted by Licensee.

The accepted Licensed Programs are identified with particularity below:



                                         Intergraph Corporation

                                         By:
                                         Title:
                                         Date:
                                              -------------------------

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